Exhibit 99.1

TARPON INDUSTRIES ANNOUNCES FIRST QUARTER 2005 RESULTS
Marysville, Mich., May 24— Tarpon Industries, Inc. (“Tarpon” or “the Company”) (AMEX: TPO), a manufacturer and distributor of structural and mechanical steel tubing and steel storage rack systems, today announced results for the first quarter ending March 31, 2005.

For the first quarter 2005, on an unaudited consolidated basis, Tarpon reported net revenues of approximately $14,018,000 and net losses of approximately $1,609,000. The consolidated results exclude the results from the Haines Road facility of Bolton Steel Tube Co. Ltd. (“Haines Road”) prior to its acquisition by Tarpon on February 17, 2005.

The unaudited consolidated first quarter 2005 net income after taxes also includes several expenses relating to Tarpon’s acquired companies and financing activities, including:

•	Non-employee stock option expense of approximately $424,000;

•	Annual auditing expenses incurred of approximately $317,000;

•	Recruiting and one-time contractual bonuses of approximately $143,000;

•	Legal expenses paid by Tarpon, on behalf of the former owners of Steelbank, in connection with its acquisition of Steelbank, of approximately $58,000;

•	Interest expense associated with the Steelbank interim receivable factoring arrangement of approximately $72,000;

•	Interest expense associated with Tarpon’s 2004 note financing and promissory notes issued to the former owners of Steelbank of approximately $48,000;

•	Non-cash intangible amortization expense of approximately $45,000; and

•	Rent expense associated with the former facility of Steelbank, Inc., which has subsequently been sublet, of approximately $25,000.

On an unaudited pro forma basis for the first quarter of 2005, Tarpon reported net revenues of approximately $16,484,000 and net losses of approximately $1,196,000. The unaudited pro forma results assume the Company’s initial public offering of its common shares and the acquisition of Haines Road which closed on January 1, 2005.

Throughout the first quarter of 2005, raw material costs declined from the fourth quarter 2004 levels. This decrease in raw material cost allowed Tarpon to pass this benefit directly to its customer base, which contributed to the decline in sales pricing per ton versus that of the fourth quarter of 2004.

Tubing gross profit decreased in first quarter 2005 versus first quarter 2004 largely due to softening steel prices. In comparison, throughout the first quarter of 2004, steel prices rose which resulted in increased gross margins. Gross profits were adversely impacted due to the consolidation of the Company’s Steelbank distribution business into the Haines Road manufacturing operation.

Also, sales efforts by Bolton Steel Tube Co. Ltd. (“Bolton”), the former owner of the Haines Road business, decreased significantly during the 1st Quarter of 2005 primarily due to softening marketing demand and a diminished focus by Bolton on the Haines Road business it was selling to Tarpon.

“The first quarter of 2005 was significant in the evolution of our company,” stated J. Peter Farquhar, Chairman of the Board and Chief Executive Officer of Tarpon. “The consummation of our initial public offering and the acquisition of the Haines Road business were transforming achievements for our business.”

Patrick J. Hook, President and Chief Operating Officer of Tarpon commented, “We are pleased with the progress and accomplishments of the Haines Road team since Tarpon acquired the Haines Road business in mid-February. In a short period of time, we have successfully integrated this operation in the Tarpon group. We have diversified our supplier base and focused our sales efforts. These efforts are driving additional sales volume in the second quarter which has resulted in the need to ramp-up our Canadian production capabilities.”

Mr. Farquhar added, “On the operational side, general demand for steel tubing products and steel storage racking products began to soften in the latter part of the first quarter. We continue to focus on sales opportunities, acquisition integration, operational improvements and cost-saving initiatives. We remain optimistic about our business going forward, in particular our Canadian operations.”

2005 Second Quarter and Long-Term Outlook
Second Quarter operational highlights:

•	Completed the acquisition of the property on which the Haines Road business operates (“Haines Road Real Estate”). The Company expects the purchase of the Haines Road Real Estate to result in a monthly expense reduction of approximately $35,000.

•	Appointed key employees with significant industry experience to augment the Company’s acquisition integration, operations and sales team.

•	Diversified raw material supplier relationships in the United States and Canada. The Company believes this will provide greater flexibility in terms of supply delivery and enable Tarpon to be more price competitive.

•	The Company plans to acquire at least one additional business in 2005.

2005 FIRST QUARTER TARPON EARNINGS SUMMARY

	2005	2005
	Actual(1)	Pro Forma(2)(3)
	(Unaudited)	(Unaudited)
	(dollars in thousands except per share data)
Net Revenues	$14,018	$16,484
Net Income (loss)	(1,609)	(1,196)
Net Income (Loss) per Common Share — Basic and Diluted	$(0.57)	$(0.26)
Weighted Average Number of Common Shares	2,830	4,640

(1)	The consolidated financial summary does not includes Haines Road for the period prior to its date of acquisition by Tarpon on February 17, 2005.

(2)	Assumes the acquisition of Haines Road and the Company’s initial public offering of its common shares closed as of January 1, 2005.

(3)	The unaudited pro forma combined information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred if the transactions had actually been completed at the dates indicated, nor is it necessarily indicative of future results of operations or financial position of the combined company.

Earnings Conference Call
The Company will host a conference call to discuss its financial results on May 26, 2005 at 1:00 p.m. EDT. To participate in the call, please dial 800-540-0559 or, internationally at, 785-832-1523 approximately ten minutes prior to the scheduled starting time. The call will be available live on the internet on the investor relations page of the Company’s website, http://www.tarponind.com. A replay of the call will be available until June 2, 2005. To listen to the replay, please call 800-723-6062, or internationally at 402-220-2665. The online archive of the webcast will be available for one year following the call.

About Tarpon Industries, Inc.
Tarpon Industries, Inc., through its wholly owned subsidiaries, manufactures and sells structural and mechanical steel tubing and engineered steel storage rack systems.

Forward-Looking Statements
Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and that of our customers, the presence of downturns in customer markets where the Company’s goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon’s public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.

CONTACT:	J. Peter Farquhar Chairman of the Board and Chief Executive Officer 810-364-7421 ext. 207

SOURCE:	Tarpon Industries, Inc.